Exhibit 99.1

China Intelligent Lighting Provides an Update

HUIZHOU, China, May 9, 2011 -- China Intelligent Lighting and Electronics, Inc. (NYSE Amex: CIL) (the "Company") today confirmed that it is continuing to conduct its normal business operations while the Special Investigation Committee consisting of independent members of the Board of Directors (the “Special Committee”) is executing upon its mandate to conduct an internal investigation into the concerns of the Company's former independent registered public accounting firm, MaloneBailey, LLP.  Under the supervision and oversight of the Special Committee, a group of recently engaged experts in the forensic accounting, legal and other related fields is conducting a detailed review of the facts and circumstances underlying the concerns in question.

In addition, the Company appealed the delisting determination issued by the NYSE Amex LLC staff (“Amex”), which appeal has stayed the delisting action pending a hearing on the matter.  A hearing before the Amex Listing Qualifications Panel will be held in June 2011 at which hearing the Company will present its appeal of the Amex staff’s delisting determination.  There can be no assurance that the Company’s appeal for continued listing will be granted, or even if it is granted, that the Company will be able to execute upon such request in a timely manner or to the satisfaction of Amex. In the event the Amex Panel determines to affirm the staff’s delisting determination, the Company’s securities will be subject to imminent delisting from Amex and will be quoted for trading in over-the-counter securities markets.

About China Intelligent Lighting and Electronics, Inc.

China Intelligent Lighting and Electronics, Inc. (NYSE Amex: CIL) is a China-based company that provides a full range of lighting solutions, including the design, manufacture, sales and marketing of high-quality LED and other lighting products for the household, commercial and outdoor lighting industries in China and internationally. The Company currently offers over 1,000 products that include LEDs, long life fluorescent lights, ceiling lights, metal halide lights, super electric transformers, grille spot lights, down lights, and recessed and framed lighting.

www.hyundai-elc.com/english/

Forward-Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain of the statements made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the Company's ability to successfully appeal the delisting notification from NYSE Amex; the Company's ability to timely complete an internal investigation into allegations of frauds from its former independent auditor; the discovery of additional issues related to the Company's accounting records which may extend the investigation; costs and expenses incurred by the Company related to the internal investigation, including legal and other professional service fees, and the ultimate findings and conclusions of such investigation; the Company's exposure to shareholder lawsuits that have been filed against the Company in connection with the matters subject to the investigation, in addition to costs and expenses that will be incurred by the Company related to the defense of such claims, particularly in light of the Company's lack of insurance that will cover any of the costs; the ability of its new independent auditing firm to audit the Company's financial statements for the years ended December 31, 2010 and 2009 and file its Form 10-K for the year ended December 31, 2010 within a reasonable period; the Company's inability to efficiently deploy resources to manage the process or complete it on a timely basis; collectability of trade receivables due to the Company by its customers; the Company's ability to develop and market new products; the Company's ability to accurately forecast amounts of supplies needed to meet customer demand; exposure to product liability and defect claims; fluctuations in the availability of raw materials and components needed for the Company's products; changes in the laws of the PRC that affect the Company's operations; and the Company's ability to obtain all necessary government certifications, approvals, and/or licenses to conduct its business.  New risk factors emerge from time to time and the Company cannot predict all such risk factors, nor can it assess the impact of all such risk factors on the Company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

For more information, please contact:

Investor Relations:
China Intelligent Lighting and Electronics, Inc.
Peter Zhu
Tel: +1-646-380-2453